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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-85522, 333-74276, 333-69664, and
333-116468) and the Registration Statements on Form S-8 (File Nos. 333-21113, 333-68757, 333-40396, 333-67010, 333-82340, and 333-109959) of ViaSat, Inc. of
our report dated June 9, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Diego, California
June 9, 2005